Exhibit 99.1

The Ultimate Group, Inc. 2000 Ultimate Way Weston, Florida 33326 Phone: 800-432-1729 Fax: 954-331-7300 www.Ultimatesoftware.com

FOR IMMEDIATE RELEASE

Ultimate Software Announces Agreement to be Acquired by an Investor Group
Led by Hellman & Friedman to Operate as a Privately Held Company
Ultimate Software Stockholders to Receive $331.50 Per Share in Cash;
Ultimate to Continue Driving HCM Innovations Under Private Ownership

Weston, FL, February 4, 2019 — Ultimate Software (Nasdaq: ULTI), a leading global provider of human capital management (HCM) solutions in the cloud, today announced that it has entered into a definitive merger agreement to be acquired by an investor group led by Hellman & Friedman (“H&F”), a leading private equity investment firm, in an all-cash transaction for $331.50 per share in cash—representing an aggregate value of approximately $11 billion—after which Ultimate Software (“Ultimate”) will operate as a privately held company.

Under the terms of the agreement, all Ultimate stockholders of record will receive $331.50 in cash for each share of Ultimate’s common stock held upon the closing of the transaction. This price represents a premium of approximately 32% over Ultimate’s volume-weighted average price during the 30 trading days ending February 1, 2019, and a premium to Ultimate’s all-time high closing share price. Ultimate’s Board of Directors has unanimously approved this transaction and recommended that stockholders vote in favor of the transaction.

Upon completion of the transaction, Ultimate will continue to operate under the leadership of CEO Scott Scherr and the existing senior management team. The privately held company will be owned by an investor group led by Hellman & Friedman in partnership with significant investors Blackstone, GIC, and Canada Pension Plan Investment Board (CPPIB), and other investors including JMI Equity.

“The transaction provides our stockholders with a substantial premium. Our decision was also made with the best interests of our 5,144 employees and our more than 5,600 customers at heart.  This change will bring meaningful benefits to our employees and customers—both in the long and short terms. Since all of our employees are given equity in Ultimate when they join us, as stockholders, this transaction will result in immediate financial upside for them. Today’s announcement will also allow us to make additional, prudent investments in our products and services to better serve our customers,” said Scott Scherr, CEO, president, and founder of Ultimate.

“Our customers will benefit from our ability to bring new features and services to market more quickly, while still enjoying the same high level of service they have with Ultimate today, or better, with new innovations to our offerings. Hellman & Friedman is in full alignment with our vision to serve the global HR market, while preserving our unique company culture and mission,” said Scherr.

For almost 29 years, Ultimate has focused exclusively on helping businesses improve the experience of their employees through leading HR and payroll solutions, and in recent years, through a comprehensive human capital management suite. At the end of 2018, Ultimate’s total revenues exceeded $1.1 billion and the company currently serves more than 5,600 companies worldwide, with more than 48 million people records in the cloud.  After the transaction is complete, Ultimate will continue to develop, market, deliver, and service its suite of human capital management and employee experience solutions globally—including HR, payroll, benefits management, talent acquisition, talent management, workforce management, employee sentiment analysis, and HR service delivery—with no changes to the markets Ultimate serves and no changes to its mission: put “People First.”

MORE

Ultimate/Hellman & Friedman 2019, pg. 2

“Ultimate’s market leadership in the human capital management segment, and the company’s impressive track record of growth, are built on the outstanding quality of its software and its dynamic and motivated employees. The company deeply understands the essence of human capital management, having itself been recognized with numerous best workplace awards from leading publications for its exceptional mission-driven culture,” said David Tunnell, partner at Hellman & Friedman. “We look forward to building on Ultimate’s successes, working along with our investment partners: Blackstone, GIC, CPPIB, and JMI Equity.”

Martin Brand, senior managing director at Blackstone, added, “We are excited to partner with Ultimate and this investor group to support the strong growth and culture of this exceptional company.”

The transaction is expected to close in mid-2019, subject to stockholder approval and other customary closing conditions including regulatory approvals.

The definitive agreement for the transaction includes a 50-day “go-shop” period which permits Ultimate’s Board of Directors and financial advisor to actively initiate, solicit, and encourage alternative acquisition proposals, and potentially enter negotiations with other parties that make alternative acquisition proposals. Ultimate will have the right to terminate the merger agreement to accept a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurance that this 50-day “go-shop” will result in a superior proposal, and Ultimate does not intend to disclose developments with respect to the solicitation process unless and until the Board of Directors makes a determination requiring further disclosure.

Goldman Sachs & Co. LLC acted as exclusive financial advisor to Ultimate Software, and Stroock & Stroock & Lavan LLP provided legal counsel. Qatalyst Partners acted as financial advisor to the investor group and Simpson Thacher & Bartlett served as legal counsel to Hellman & Friedman.

Media Contacts

Ultimate Software
Mitchell K. Dauerman
mitch_dauerman@ultimatesoftware.com
954-331-7069

Hellman & Friedman
James Bourne and William Braun
Abernathy MacGregor
jab@abmac.com / whb@abmac.com
213-630-6550 / 212-371-5999

Blackstone
Matt Anderson
Matthew.Anderson@blackstone.com
212-390-2472

Ultimate/Hellman & Friedman 2019, pg. 3

GIC
Ms. Mah Lay Choon	Ms. Wendy Wong
Senior Vice President	Senior Vice President
Tel: (+65) 6889 6841	Tel: (+65) 6889 6928
Email: mahlaychoon@gic.com.sg	Email: wendywong@gic.com.sg

Canada Pension Plan Investment Board (CPPIB)
Darryl Konynenbelt
Director, Global Media Relations
dkonynenbelt@cppib.com
+1-416-972-8389

JMI Equity
Chuck Dohrenwend
Abernathy MacGregor
cod@abmac.com
212-371-5999

About Ultimate Software
Ultimate Software is a leading global provider of cloud-based human capital management and employee experience solutions, with more than 48 million people records in the cloud. Our award-winning UltiPro delivers HR, payroll, talent, and time and labor management as well as HR service delivery solutions. Founded in 1990, Ultimate is headquartered in Weston, Florida, and employs more than 5,100 professionals. In 2019, Fortune magazine and Great Place to Work ranked Ultimate #1 on their Best Workplaces in Technology list, in the “Large Companies” category, Ultimate’s fourth consecutive year to top the list. In 2018, Fortune ranked Ultimate #3 on its prestigious 100 Best Companies to Work For list, our seventh consecutive year in the top 25; #1 on its 100 Best Workplaces for Women list; and #1 on its Best Workplaces for Millennials list, our second year at the top. Customer Sales and Service World Awards recognized Ultimate’s Services team as the #1 Customer Service Department of the Year in 2018 for companies with 2,500 employees or larger across diverse industries. Ultimate has more than 5,600 customers worldwide including Bloomin’ Brands, Culligan International, Feeding America, Red Roof Inn, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services can be found at https://www.ultimatesoftware.com/.
About Hellman & Friedman
Hellman & Friedman is a leading private equity investment firm with offices in San Francisco, New York, and London. Since its founding in 1984, Hellman & Friedman has raised over $50 billion of committed capital. The firm focuses on investing in outstanding business franchises and serving as a value-added partner to management in select industries including software, financial services, business & information services, healthcare, internet & media, retail & consumer, and industrials & energy. For more information, please visit www.hf.com.
About Blackstone
Blackstone is one of the world’s leading investment firms.  We seek to create positive economic impact and long-term value for our investors, the companies in which we invest, and the communities in which we work.  We do this by using extraordinary people and flexible capital to help companies solve problems.  Our asset management businesses, with $472 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis.  Further information is available at www.blackstone.com.  Follow Blackstone on twitter @Blackstone.

Ultimate/Hellman & Friedman 2019, pg. 4

About GIC
GIC is a leading global investment firm established in 1981 to manage Singapore’s foreign reserves. A disciplined long-term value investor, GIC is uniquely positioned for investments across a wide range of asset classes, including equities, fixed income, private equity, real estate and infrastructure. In private equity, GIC invests through funds as well as directly in companies, partnering with its fund managers and management teams to help world class businesses achieve their objectives. GIC has investments in over 40 countries. Headquartered in Singapore, GIC employs over 1,500 people across 10 offices in key financial cities worldwide. For more information on GIC, please visit www.gic.com.sg.
About Canada Pension Plan Investment Board
Canada Pension Plan Investment Board (CPPIB) is a professional investment management organization that invests the funds not needed by the Canada Pension Plan (CPP) to pay current benefits in the best interests of 20 million contributors and beneficiaries. In order to build a diversified portfolio, CPPIB invests in public equities, private equities, real estate, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in Hong Kong, London, Luxembourg, Mumbai, New York City, São Paulo and Sydney, CPPIB is governed and managed independently of the Canada Pension Plan and at arm's length from governments. At September 30, 2018, the CPP Fund totalled C$368.3 billion. For more information about CPPIB, please visit www.cppib.com or follow us on LinkedIn, Facebook or Twitter.
About JMI Equity

JMI Equity is a growth equity firm focused on investing in leading software companies. Founded in 1992, JMI has invested in over 140 businesses in its target markets, successfully completed over 90 exits and raised more than $4 billion of committed capital. JMI partners with exceptional management teams to help build their companies into industry leaders. For more information visit www.jmi.com.

Additional Information and Where to Find It

This communication relates to the proposed merger involving The Ultimate Software Group, Inc. (“Ultimate” or the “Company”).  In connection with the proposed merger, Ultimate Software will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”).  This communication is not a substitute for the Proxy Statement or any other document that Ultimate Software may file with the SEC or send to its stockholders in connection with the proposed merger.  BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF ULTIMATE SOFTWARE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, and the Company’s website, https://www.ultimatesoftware.com/.  In addition, the documents (when available) may be obtained free of charge by directing a request to Mitch Dauerman by email at mitch_dauerman@ultimatesoftware.com or by calling 954-331-7069.

Ultimate/Hellman & Friedman 2019, pg. 5

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Ultimate Software common stock in respect of the proposed merger.  Information about the directors and executive officers of Ultimate Software is set forth in the proxy statement for the Company’s 2018 annual meeting of stockholders, which was filed with the SEC on April 2, 2018, and in other documents filed by Ultimate Software with the SEC.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed merger when they become available.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this communication may constitute “forward-looking statements.”  These forward-looking statements may be identified by terms such as “plan to,” “designed to,” “allow,” “will,” “can,” “expect,” “estimates,” “believes,” “intends,” “may,” “continues,” “to be” or the negative of these terms, and similar expressions intended to identify forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance.  These risks, uncertainties and other factors include, but are not limited to, risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain Ultimate Software stockholder approval of the merger or the failure to satisfy any of the other conditions to the completion of the merger; the effect of the announcement of the merger on the ability of Ultimate Software to retain and hire key personnel and maintain relationships with its clients, providers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the merger; the ability to meet expectations regarding the timing and completion of the merger; and other factors described in the Company’s Form 10-K for the year ended December 31, 2017, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this communication.  Unless required by law, Ultimate Software undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this communication or to report the occurrence of unanticipated events.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.
Follow Ultimate on Twitter: www.twitter.com/UltimateHCM and on LinkedIn: https://ulti.pro/LinkedIn
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